Fulton Financial
CORPORATION

Time-Vested Restricted Stock Unit Award Agreement
[Date]
[Name]
[Address]
[Address]

Re:
Time-Vested Restricted Stock Unit Award under the Fulton Financial Corporation (the “Company”) Amended and Restated Equity and Cash Incentive Compensation Plan, as may be further amended (the “2013 Plan”)

Dear _________:
Congratulations. You are the recipient of a Time-Vested Restricted Stock Unit Award under the 2013 Plan. The Award has the following terms and conditions. Unless specifically mentioned below, the Award has the terms set forth in the 2013 Plan as of the Award Date.

Award Provision	Description
Awarded to:
Award Date:
No. of Shares:
Exercise Price:	$0.00 per share
Schedule for lapse of forfeiture restrictions:
Lapse on death, Disability or Retirement?:	____ Yes____ No
Retirement payment six-month delay?:	____ Yes____ No
Right to Dividend Equivalents?:	____ Yes____ No
Dividend Equivalent Restrictions:
Other Terms authorized under 2013 Plan:

Upon lapse of forfeiture restrictions on all or a portion of this Award, you are authorized to tender back to the Company shares under the Award in payment of applicable taxes.

Very Truly Yours,

[Signatory]

By my signature below, I hereby acknowledge receipt of this Award, which was made to me on the Award Date shown above under, and subject to the terms and conditions of the 2013 Plan. I further acknowledge having received a copy of the 2013 Plan and the prospectus describing the 2013 Plan.

Signature: ________________________________        Date: ____________________